Exhibit 99.1

Contact: Bruce Labovitz

pressrelease@comstockhomes.com

703.230.1131

Comstock Homebuilding Receives

Notice of Continued Listing From Nasdaq

RESTON, VA—Oct 28, 2008—Comstock Homebuilding Companies, Inc. (NASDAQ CHCI) (“Comstock” or the “Company”) today announced that on October 24, 2008 it received a notice from The Nasdaq Stock Market (“NASDAQ”) indicating that the NASDAQ Listing Qualifications Panel to which the Company presented on September 4, 2008 had granted the Company’s request for continued listing. The notice from NASDAQ indicated that continued listing was subject to: 1) the Company evidencing a closing bid price of $1.00 or more for a minimum of ten consecutive trading days on or before April 13, 2009, and 2) the Company evidencing a minimum market value of publicly held shares of $5,000,000 on or before May 8, 2009.

About Comstock Homebuilding Companies, Inc.

Established in 1985, Comstock is a publicly traded real estate company with a focus on for-sale residential products. Comstock builds and markets single-family homes, townhouses, mid-rise condominiums, high-rise condominiums, mixed-use urban communities and active adult communities. The company currently markets its products in the Washington, D.C.; Raleigh, North Carolina; and Atlanta, Georgia metropolitan areas. Comstock Homebuilding Companies Inc. trades on Nasdaq under the symbol CHCI. For more information on the Company or it projects please visit www.comstockhomebuilding.com.

Cautionary Statement Regarding Forward-Looking Statements

This release may contain “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Additional information concerning these and other important risks and uncertainties can be found under the heading “Risk Factors” in the Company’s most recent form 10-K, as filed with the Securities and Exchange Commission on March 24, 2008. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.